UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

FUEL TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33059	20-5657551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fuel Tech, Inc.

27601 Bella Vista Parkway

Warrenville, IL 60555-1617

630-845-4500

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 24 2012, Fuel Tech, Inc., a Delaware corporation (the “Company”) held its Annual Meeting of Stockholders, at which the stockholders voted upon (i) the election of Douglas G. Bailey, Miguel Espinosa, W. Grant Gregory, Charles W. Grinnell, Thomas L. Jones, George F. MacCormack, Thomas S. Shaw, Jr. and D.L. Williamson to the Company’s Board of Directors until the Company’s 2013 Annual Meeting of Stockholders, (ii) the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, and (iii) an advisory, non-binding proposal relating to executive compensation.

The stockholders elected all eight directors, approved the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 and approved the advisory, non-binding proposal relating to executive compensation.

The number of votes cast for or against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

Proposal 1: Election of Directors

Director	For	Withheld	Broker Non-Votes
Douglas G. Bailey	13,667,651	691,325	5,429,167
Miguel Espinosa	13,959,270	399,706	5,429,167
W. Grant Gregory	14,011,028	347,948	5,429,167
Charles W. Grinnell	10,269,218	4,089,758	5,429,167
Thomas L. Jones	14,019,479	339,497	5,429,167
George F. MacCormack	14,019,995	338,981	5,429,167
Thomas S. Shaw, Jr.	13,945,355	413,621	5,429,167
D.L. Williamson	14,016,838	342,138	5,429,167

Proposal 2: Ratification of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012

For	Against	Abstain
19,471,988	248,239	67,916

Proposal 3: Advisory, non-binding vote on executive compensation

For	Against	Abstain	Broker Non-Votes
13,636,684	654,345	67,947	5,429,167

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc. (Registrant)

Date: May 29, 2012

	By:	/s/ Albert G. Grigonis
Albert G. Grigonis
Senior Vice President, General Counsel and Secretary